UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 14, 2010

LaBRANCHE & CO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15251	13-4064735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Whitehall Street, New York, New York		10004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 425-1144

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 20, 2010, LaBranche & Co Inc. (the “Company”) issued a press release announcing its results for the fourth quarter and full year of 2009. A copy of this press release is furnished herewith as Exhibit 99.1.

The information in Item 2.02 of this Current Report, including the news release attached hereto, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to liabilities of that Section.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 14, 2010, the Compensation Committee of the Board of Directors of the Company authorized the payment by the Company of year-end cash bonuses to the following named executive officers of the Company in the amounts set forth opposite their respective names for the fiscal year ended December 31, 2009:

Name and Title	Amount of 2009 Year-End Bonus
Jeffrey A. McCutcheon Senior Vice President and Chief Financial Officer	$115,000

Stephen H. Gray General Counsel and Corporate Secretary	$115,000

Michael LaBranche, the Chairman, Chief Executive Officer and President of the Company, Alfred O. Hayward, Jr., the Chief Executive Officer of LaBranche & Co. LLC and Executive Vice President of the Company, and William J. Burke, III, the Chief Operating Officer of the Company, received no bonus compensation for the year ended 2009. The amounts reported for Messrs. McCutcheon and Gray, which are in addition to mid-year bonuses awarded to them on July 31, 2009 in the amounts of $35,000 each (no mid-year bonuses were awarded to Messrs. LaBranche, Hayward and Burke), were not awarded pursuant to the Company’s Senior Executive Bonus Plan, under which bonuses with respect to the year ended December 31, 2009 were not payable. In determining the bonuses for Messrs. McCutcheon and Gray, the Compensation Committee considered the valuable and substantial contributions Messrs. McCutcheon and Gray had made to the Company, the importance to the Company of retaining and incentivizing Messrs. McCutcheon and Gray, the fact that Messrs. McCutcheon and Gray, as Chief Financial Officer and General Counsel, respectively, unlike Messrs. LaBranche, Hayward and Burke, are not responsible for the profit-generating aspects of the Company’s business and have not in the past shared in the Company’s upside successes to the same degree as Messrs. LaBranche, Hayward and Burke, and an analysis prepared by consultants retained by the Compensation Committee comparing the Company’s compensation structure to those of companies in the financial services industry of similar size as the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by LaBranche & Co Inc. dated January 20, 2010.

All other Items of this report are inapplicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBRANCHE & CO INC.

Date: January 20, 2010	By:	/S/ JEFFREY A. MCCUTCHEON
	Name:	Jeffrey A. McCutcheon
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by LaBranche & Co Inc. dated January 20, 2010.

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